UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2014

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-27965	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rudolph Road, P.O. Box 1000, Flanders, NJ 07836
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (973) 691-1300
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
On November 14, 2014, the Company approved a restructuring plan (the “Plan”) designed to reduce the Company’s cost structure. Under the Plan, the Company expects the global headcount to decrease by approximately 4 percent. In conjunction with this reduction in headcount, the Company will close its facility in Mainz, Germany and relocate the operations to its facilities in Snoqualmie, Washington and Bloomington, Minnesota with a target completion by the end of March 2015.
The Company expects that it will record a restructuring charge in the range of $1 million to $2 million in the fourth quarter of 2014, primarily related to termination benefits and facility transfer cost. The Company anticipates these actions will reduce operating expenses by approximately $3.5 million to $4.5 million on an annual basis.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers.
Effective November 14, 2014, D. Mayson Brooks, Senior Vice President, Worldwide Sales & Field Operations, is no longer employed by Rudolph Technologies, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: November 18, 2014	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer